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                         Exhibit 23.1
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                CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated April 27, 1999, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust, REIT Portfolio Series 99-2, included herein and to the reference to our Firm as experts un-der the heading "Auditors" in the prospectus which is a part of this registration statement.

                              Deloitte & Touche LLP
                              Deloitte & Touche LLP



April 27, 1999
New York, New York